UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ZIOPHARM ONCOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

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EGAN-JONES RECOMMENDS AGAINST ELECTING DISSIDENT’S FULL SLATE OF NOMINEES

TO ZIOPHARM BOARD

Recommends Against Electing WaterMill Nominee Jaime Vieser

Ziopharm Continues to Recommend that Shareholders Support Company’s Strong Progress by Returning the GREEN Consent Revocation Card

BOSTON, December 10, 2020 – Ziopharm Oncology, Inc. (Nasdaq: ZIOP) (“Ziopharm” or the “Company”), today commented on an opinion issued by Egan-Jones Proxy Services (“Egan-Jones”) in connection with the consent solicitation (the “Consent Solicitation”) initiated by WaterMill Asset Management Corp., Mr. Robert W. Postma and certain other individuals (collectively, “WaterMill”). In its report, Egan-Jones recommends that Ziopharm shareholders withhold votes to elect WaterMill’s nominee Jaime Vieser to the Ziopharm Board of Directors (the “Board”), thereby rejecting WaterMill’s attempt to elect their full slate of nominees and seize outsized control of the company. Ziopharm continues to strongly urge shareholders to sign and return the Company’s GREEN Consent Revocation Card.

In a statement, the Company said:

“We are pleased that Egan-Jones, like Institutional Shareholder Services, recognizes that replacing nearly half of Ziopharm’s Board with WaterMill’s full slate of hand-picked candidates would not be in the best interests of the Company or our shareholders.

“While we agree with Egan-Jones’ stance that Jaime Vieser is not an appropriate candidate to add to the Board, we respectfully disagree with their recommendation regarding the other dissident nominees, Robert Postma and Holger Weis, as we have detailed in our prior public communications, which can be found at www.ziopharmforward.com.

“With the proxy advisory firms making different recommendations with respect to WaterMill’s candidates, it is clear that there is not universal support for the dissident’s nominees. We believe the differing opinions may be influenced by the misleading and often factually inaccurate activist campaign that WaterMill has run to attempt to take outsized control of the Company. In fact, an independent financial analyst recently commented:

“…we remain unconvinced that the slate presented by the dissident shareholders represents the best potential candidates for ZIOP. Further, we have yet to see a cohesive strategy articulated by the dissident shareholder group which would give us confidence that its proposed slate would effectively lead expedited clinical execution.”1

“The Ziopharm team is making efforts to advance the Company’s promising pipeline and deliver value to all shareholders. Despite the many public attacks from WaterMill and their affiliates, as well as their refusal to engage in good faith discussions to resolve the consent solicitation in an amicable manner, Ziopharm has continued to focus on progressing the business for the benefit of patients and shareholders alike.”

Independent financial analysts widely recognize this progress:

“ZIOP continues to make progress with respect to the company-sponsored TCR-T program, the Controlled IL-12 program, and the Sleeping Beauty CAR-T program.”2

[1]	Raymond James, “3Q20 Results Overshadowed by Further NCI-led TCR-T Trial Delay & Ongoing Proxy Battle,” (November 5, 2020). Permission to quote third parties in this press release neither requested nor granted
[2]	Raymond James, “3Q20 Results Overshadowed by Further NCI-led TCR-T Trial Delay & Ongoing Proxy Battle,” (November 5, 2020).

“By unlocking the potential of its Sleeping Beauty technology, the Company is poised to deliver a leap forward in the personalization of cancer therapy.”3

“We think that the company continues to make forward progress across its various platforms (TCR-T, CAR-T, and controlled IL-12)...ZIOP has executed well over 2020 in curating immune receptors from its own libraries and it is moving forward its wholly owned program.”4

The Company continues to urge shareholders to support Ziopharm’s continued progress and protect the value of their investment by signing and returning the GREEN Consent Revocation Card in support of Chairman Scott Tarriff and Directors J. Kevin Buchi and Mary Thistle.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with a solid tumor each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology with a goal to treat any type of solid tumor. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a precisely controlled IL-12 gene therapy, and rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic partnerships with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and others. For more information, please visit www.ziopharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the business strategy, plans and objectives of Ziopharm management and expectations as to and beliefs about the Consent Solicitation initiated by WaterMill. Forward-looking statements include all statements that are not historical facts, and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such risks and uncertainties include, among others, the impact and results of the Consent Solicitation and other shareholder activism activities by WaterMill and/or other activist investors, the risks and uncertainties disclosed in Ziopharm’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as well as discussions of potential risks, uncertainties and other important factors in any subsequent filings by Ziopharm with the Securities and Exchange Commission (the “SEC”). All information in this press release is as of the date hereof, and Ziopharm undertakes no duty to update the information, except as required by law.

Important Additional Information and Where to Find It

Ziopharm has filed a definitive consent revocation statement (the “Consent Revocation Statement”) together with a GREEN consent revocation card with the SEC in connection with the Consent Solicitation. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZIOPHARM FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Statement (including the GREEN consent revocation card), any amendments or supplements thereto and any other documents that Ziopharm files with the SEC from the SEC’s website (http://www.sec.gov) or from Ziopharm’s website (www.ziopharm.com) by clicking on “Investors” and then “SEC Filings.”

[3]	Lake Street Capital, “Wait Continues for Patient Enrollments In T-Cell Programs,” (November 6, 2020).
[4]	Cantor Fitzgerald, “Platform Progress Continues to Take Shape and We See a Transformative 2021 on the Horizon,” (November 11, 2020).

Investor Relations Contacts:

Adam D. Levy, PhD, MBA
EVP, Investor Relations and Corporate Communications
(508) 552-9255
alevy@ziopharm.com

Michael Verrechia

Morrow Sodali

(212) 300-2476

m.verrechia@morrowsodali.com

Media Relations Contacts:

Chris Kittredge, Andrew Cole and Zachary Tramonti

Sard Verbinnen & Co.

Ziopharm-SVC@sardverb.com